SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported) September 7, 2000


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000

Item 5.  Other Events
         ------------

        In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339, No. 33-60069 and No. 333-86363), the registrant hereby files the following press release.


                                     Contact:  Clif Webb
                                               302-774-4005
                                               r-clifton.webb@usa.dupont.com


        DuPont Revises 2000 Earnings Per Share Growth to 10-14 Percent:
                        Cites Energy Costs and Currency



        WILMINGTON, Del., Sept. 7, 2000 -- Citing substantially higher-than-forecast increases in energy and raw materials costs, DuPont today announced it has revised its full-year 2000 earnings per share (EPS) outlook to $2.85 - $2.95 per share, before one-time items, 10-14 percent higher than the $2.58 earned last year. This revised outlook compares to the current First Call consensus estimate of $3.01.

        In July the company reaffirmed its full year 2000 earnings per share growth target despite the anticipated second half impact of high raw materials costs, a weak Euro versus the U.S. dollar and some slowing in the U.S. economy. Since that time, raw materials prices have sharply increased, with oil and U.S. natural gas increasing by more than 20 and 30 percent, respec-tively. The Euro continues to weaken versus the U.S. dollar, and volume growth is slowing in some markets, particularly apparel. Changes in these three factors since July, when the company announced second quarter earn-ings, will negatively impact second half results by an estimated $250 -
$275 million, pre-tax, or 15-17 cents per share.

        For the full year, the negative impact of higher raw material costs and currency is expected to exceed $1 billion, pre-tax. Actions taken by the company are expected to more than offset these negative factors, resulting in the projected 10-14 percent growth in earnings per share, before one-time items.

        "Our employees have demonstrated tremendous resolve in responding to very challenging economic conditions throughout the year and have aggressively addressed the significant cost challenges we face," said DuPont Chairman and CEO Charles O. Holliday, Jr. "The actions taken to improve pricing, control spending and implement Six Sigma are benefiting the bottom line this year and will continue to do so in 2001. Assuming some improvement in energy costs, modest strengthening of the Euro versus the dollar and reasonable economic growth, we are confident we will achieve 10 percent-plus underlying EPS growth in 2001."

        DuPont is a science company, delivering science-based solutions that make a difference in people's lives in food and nutrition; health care; apparel; home and construction; electronics; and transportation. Founded in 1802, the company operates in 70 countries and has 94,000 employees.

Forward-Looking Statements: This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in DuPont's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regula-tions, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance, and seasonality of sales of agricultural products.



                                      ###

9/7/00

                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                           /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




September 7, 2000